Exhibit 99.2

News Release

For Immediate Release		http://www.ball.com
Investor Contact:	Ann. T. Scott	303-460-3537, ascott@ball.com
Media Contact:	Scott McCarty	303-460-2103, smccarty@ball.com

Ball Corporation Authorizes Repurchase of 12 Million Shares of Common Stock; Board Declares Dividend

BROOMFIELD, Colo., Oct. 26, 2005—Ball Corporation’s [NYSE:BLL] board of directors today authorized the repurchase by the company of up to a total of 12 million shares of its common stock. This repurchase authorization replaces all previous authorizations.
Also today, Ball’s board of directors declared a cash dividend of 10 cents per share, payable Dec. 15, 2005, to shareholders of record on Dec. 1, 2005.
Ball Corporation is a supplier of metal and plastic packaging products, primarily for the beverage and food industries. The company also owns Ball Aerospace & Technologies Corp., which develops sensors, spacecraft, systems and components for government and commercial markets. Ball Corporation employs more than 13,500 people and reported 2004 sales of $5.4 billion.

Conference Call Information
Ball Corporation will hold its quarterly conference call on the company’s third quarter 2005 results tomorrow at 8:30 a.m. Mountain Time (10:30 a.m. Eastern). The North American toll-free number for the call is 800-728-2149. International callers should dial 415-537-1896. For those unable to listen to the live call, a taped rebroadcast will be available until 10:30 p.m. Mountain Time on Nov. 3, 2005. To access the rebroadcast, dial 800-633-8284 (domestic callers) or +1-402-977-9140 (international callers) and enter 21263491 as the reservation number.
Please use the following URL for a Web cast of the live call and for the replay:
http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=115234&eventID=1140661
A written transcript of the call will be posted within 48 hours of the call’s conclusion to Ball’s Web site at www.ball.com in the investor relations section under “presentations.”
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Ball Corporation
10 Longs Peak Drive • PO Box 5000 • Broomfield, CO 80021 • (303) 460-2103

“Our Quasquicentennial Year”

Ball Corp. - 2

Forward-Looking Statements
The information in this news release contains "forward-looking" statements and other statements concerning future events and financial performance. Words such as “expects,”“anticipates,”“estimates,” and variations of same and similar expressions are intended to identify forward-looking statements. Forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those expressed or implied. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Key risks and uncertainties are summarized in the company’s filings with the Securities and Exchange Commission, especially in Exhibit 99.2 in the most recent Form 10-K. These filings are available at our Web site and at www.sec.gov. Factors that might affect our packaging segments include fluctuation in consumer and customer demand and preferences; availability and cost of raw materials, including due to the effects of hurricanes Katrina and Rita, as well as recent significant increases in resin, steel, aluminum and energy costs, and the ability to pass such increases on to customers; competitive packaging availability, pricing and substitution; changes in climate and weather; fruit, vegetable and fishing yields; industry productive capacity and competitive activity; failure to achieve anticipated productivity improvements or production cost reductions, including those associated with our beverage can end project; the German mandatory deposit or other restrictive packaging laws; changes in major customer or supplier contracts or loss of a major customer or supplier; international business risks, including foreign exchange rates, tax rates and activities of foreign subsidiaries; and the effect of LIFO accounting on earnings. Factors that might affect aerospace segment include: funding, authorization and availability of government contracts and the nature and continuation of those contracts; and delays, extensions and technical uncertainties affecting segment contracts. Factors that could affect the company as a whole include those listed plus: acquisitions, joint ventures or divestitures; regulatory action or laws including tax, environmental and workplace safety; governmental investigations; technological developments and innovations; goodwill impairment; antitrust, patent and other litigation; strikes; boycotts; labor cost changes; rates of return projected and earned on assets of the company's defined benefit retirement plans; reduced cash flow; interest rates affecting our debt; and changes to unaudited results due to statutory audits or management’s evaluation of the company’s internal control over financial reporting.

21/05                              # # #

Ball Corporation
10 Longs Peak Drive • PO Box 5000 • Broomfield, CO 80021 • (303) 460-2103

“Our Quasquicentennial Year”